Exhibit 99.1

NEWS RELEASE

te.com

TE Connectivity announces first quarter results for fiscal year 2023

Sales above guidance driven by year-over-year growth in Transportation and Industrial segments

SCHAFFHAUSEN, Switzerland – Jan. 25, 2023 – TE Connectivity Ltd. (NYSE: TEL) today reported results for the fiscal first quarter ended Dec. 30, 2022.

First Quarter Highlights

●	Net sales were $3.8 billion, up 1% on a reported basis and 8% organically year over year.
o	Organic growth of 14% in the Transportation Solutions segment and 7% in the Industrial Solutions segment, partially offset by a decline of 11% in the Communications Solutions segment
o	Currency negatively impacted sales by approximately $300 million
●	GAAP diluted earnings per share (EPS) from continuing operations were $1.25, and adjusted EPS exceeded guidance at $1.53.
o	Adjusted EPS impacted by $0.25 of currency and tax headwinds year over year
●	Order levels were $3.6 billion with a continued strong backlog position.
●	Strong cash flow from operating activities of $581 million and free cash flow of approximately $400 million, with approximately $410 million returned to shareholders
●	Company named to the Dow Jones Sustainability Index for the 11th consecutive year.

“We delivered sales and adjusted EPS above guidance in the first quarter as our global teams continued to execute in a dynamic macro environment,” said TE Connectivity CEO Terrence Curtin. “Our Transportation segment outperformed the market due to our global leading position in electric vehicles, and our Industrial segment demonstrated organic growth across all businesses. We continue to see solid demand and backlog trends in both of those segments. In our Communications segment, we saw incremental weakness in our end markets, which drove lower volumes as our customers consumed excess inventory across the supply chain. While we cannot control the demand environment, we are continuing to take actions to drive margin improvements as we move through the year. We remain confident that we are well positioned for long-term growth and profitability as our customers continue to rely on our technology to advance important trends including e-mobility, renewable energy, factory automation and cloud computing, which are creating a safer, sustainable, productive and connected future.”

Second Quarter FY23 Outlook

For the second quarter of fiscal 2023, the company expects net sales of approximately $3.9 billion, reflecting a decrease of 3% on a reported basis and an increase of 2% on an organic basis year over year. GAAP EPS from continuing operations are expected to be approximately $1.44, with adjusted EPS of approximately $1.57.

Information about TE Connectivity's use of non-GAAP financial measures is provided below. For reconciliations of these non-GAAP financial measures, see the attached tables.

Conference Call and Webcast

The company will hold a conference call today beginning at 8:30 a.m. ET. The dial-in information is provided here:

●	At TE Connectivity's website: investors.te.com
●	By telephone: For both "listen-only" participants and those participants who wish to take part in the question-and-answer portion of the call, the dial-in number in the United States is (888) 330-3417 and for international callers, the dial-in number is (646) 960-0804.
●	A replay of the conference call will be available on TE Connectivity’s investor website at investors.te.com at 11:30 a.m. ET on Jan. 25, 2023.

About TE Connectivity

TE Connectivity Ltd. (NYSE: TEL) is a global industrial technology leader creating a safer, sustainable, productive, and connected future. Our broad range of connectivity and sensor solutions, proven in the harshest environments, enable advancements in transportation, industrial applications, medical technology, energy, data communications, and the home. With more than 85,000 employees, including over 8,000 engineers, working alongside customers in approximately 140 countries, TE ensures that EVERY CONNECTION COUNTS. Learn more at www.te.com and on LinkedIn, Facebook, WeChat and Twitter.

Non-GAAP Financial Measures

We present non-GAAP performance and liquidity measures as we believe it is appropriate for investors to consider adjusted financial measures in addition to results in accordance with accounting principles generally accepted in the U.S. (“GAAP”). These non-GAAP financial measures provide supplemental information and should not be considered replacements for results in accordance with GAAP. Management uses non-GAAP financial measures internally for planning and forecasting purposes and in its decision-making processes related to the operations of our company. We believe these measures provide meaningful information to us and investors because they enhance the understanding of our operating performance, ability to generate cash, and the trends of our business. Additionally, we believe that investors benefit from having access to the same financial measures that management uses in evaluating our operations. The primary limitation of these measures is that they exclude the financial impact of items that would otherwise either increase or decrease our reported results. This limitation is best addressed by using these non-GAAP financial measures in combination with the most directly comparable GAAP financial measures in order to better understand the amounts, character, and impact of any increase or decrease in reported amounts. These non-GAAP financial measures may not be comparable to similarly-titled measures reported by other companies.

The following provides additional information regarding our non-GAAP financial measures:

•Organic Net Sales Growth (Decline) – represents net sales growth (decline) (the most comparable GAAP financial measure) excluding the impact of foreign currency exchange rates, and acquisitions and divestitures that occurred in the preceding twelve months, if any. Organic Net Sales Growth (Decline) is a useful measure of our performance because it excludes items that are not completely under management’s control, such as the impact of changes in foreign currency exchange rates, and items that do not reflect the underlying growth of the company, such as acquisition and divestiture activity. This measure is a significant component in our incentive compensation plans.

•Adjusted Operating Income and Adjusted Operating Margin – represent operating income and operating margin, respectively, (the most comparable GAAP financial measures) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, and other income or charges, if any. We utilize these adjusted measures in combination with operating income and operating margin to assess segment level operating performance and to provide insight to management in evaluating segment operating plan execution and market conditions. Adjusted Operating Income is a significant component in our incentive compensation plans.

•Adjusted Other Income (Expense), Net – represents net other income (expense) (the most comparable GAAP financial measure) before special items including tax sharing income related to adjustments to prior period tax returns and other items, if any.

•Adjusted Income Tax (Expense) Benefit and Adjusted Effective Tax Rate – represent income tax (expense) benefit and effective tax rate, respectively, (the most comparable GAAP financial measures) after adjusting for the tax effect of special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, other income or charges, and certain significant tax items, if any.

•Adjusted Income from Continuing Operations – represents income from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects.

•Adjusted Earnings Per Share – represents diluted earnings per share from continuing operations (the most comparable GAAP financial measure) before special items including restructuring and other charges, acquisition-related charges, impairment of goodwill, tax sharing income related to adjustments to prior period tax returns and other tax items, other income or charges, and certain significant tax items, if any, and, if applicable, the related tax effects. This measure is a significant component in our incentive compensation plans.

•Free Cash Flow (FCF) – is a useful measure of our ability to generate cash. The difference between net cash provided by operating activities (the most comparable GAAP financial measure) and Free Cash Flow consists mainly of significant cash outflows and inflows that we believe are useful to identify. We believe Free Cash Flow provides useful information to investors as it provides insight into the primary cash flow metric used by management to monitor and evaluate cash flows generated from our operations. Free Cash Flow is defined as net cash provided by operating activities excluding voluntary pension contributions and the cash impact of special items, if any, minus net capital expenditures. Voluntary pension contributions are excluded from the GAAP financial measure because this activity is driven by economic financing decisions rather than operating activity. Certain special items, including net payments related to pre-separation tax matters and cash paid (collected) pursuant to collateral requirements related to cross-currency swap contracts, are also excluded by management in evaluating Free Cash Flow. Net capital expenditures consist of capital expenditures less proceeds from the sale of property, plant, and equipment. These items are subtracted because they represent long-term commitments. In the calculation of Free Cash Flow, we subtract certain cash items that are ultimately within management’s and the Board of Directors’ discretion to direct and may imply that there is less or more cash available for our programs than the most comparable GAAP financial measure indicates. It should not be inferred that the entire Free Cash Flow amount is available for future discretionary expenditures, as our definition of Free Cash Flow does not consider certain non-discretionary expenditures, such as debt payments. In addition, we may have other discretionary expenditures, such as discretionary dividends, share repurchases, and business acquisitions, that are not considered in the calculation of Free Cash Flow.

Forward-Looking Statements

This release contains certain "forward-looking statements" within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to risks, uncertainty and changes in circumstances, which may cause actual results, performance, financial condition or achievements to differ materially from anticipated results, performance, financial condition or achievements. All statements contained herein that are not clearly historical in nature are forward-looking and the words "anticipate," "believe," "expect," "estimate," "plan," and similar expressions are generally intended to identify forward-looking statements. We have no intention and are under no obligation to update or alter (and expressly disclaim any such intention or obligation to do so) our forward-looking statements whether as a result of new information, future events or otherwise, except to the extent required by law. The forward-looking statements in this release include statements addressing our future financial condition and operating results, and the impact on our operations resulting from the coronavirus disease 2019 (“COVID-19”). Examples of factors that could cause actual results to differ materially from those described in the forward-looking statements include, among others, the extent, severity and duration of COVID-19 negatively affecting our business operations; business, economic, competitive and regulatory risks, such as conditions affecting demand for products in the automotive and other industries we serve; competition and pricing pressure; fluctuations in foreign currency exchange rates and commodity prices; natural disasters and political, economic and military instability in countries in which we operate, including continuing military conflict between Russia and Ukraine resulting from Russia’s invasion of Ukraine or escalating tensions in surrounding countries; developments in the credit markets; future goodwill impairment; compliance with current and future environmental and other laws and regulations; and the possible effects on us of changes in tax laws, tax treaties and other legislation, including the effects of Swiss tax reform. In addition, the extent to which COVID-19 will impact our business and our financial results will depend on future developments, which are highly uncertain and cannot be predicted. Such developments may include the geographic spread of the virus, the severity of the virus, the duration of the outbreak, the impact on our suppliers’ and customers’ supply chains, the actions that may be taken by various governmental authorities in response to the outbreak in jurisdictions in which we operate, and the possible impact on the global economy and local economies in which we operate. More detailed information about these and other factors is set forth in TE Connectivity Ltd.'s Annual Report on Form 10-K for the fiscal year ended Sept 30, 2022, as well as in our Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other reports filed by us with the U.S. Securities and Exchange Commission.

# # #

Contacts:	Media Relations: Rachel Quimby TE Connectivity 610-893-9593 Rachel.Quimby@te.com	Investor Relations: Sujal Shah TE Connectivity 610-893-9790 Sujal.Shah@te.com

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TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 24,
	2022	2021

	(in millions, except per share data)
Net sales	$3,841	$3,818
Cost of sales	2,654	2,588
Gross margin	1,187	1,230
Selling, general, and administrative expenses	392	363
Research, development, and engineering expenses	173	175
Acquisition and integration costs	9	8
Restructuring and other charges, net	111	12
Operating income	502	672
Interest income	9	2
Interest expense	(21)	(12)
Other income (expense), net	(5)	15
Income from continuing operations before income taxes	485	677
Income tax expense	(87)	(110)
Income from continuing operations	398	567
Loss from discontinued operations, net of income taxes	(1)	(1)
Net income	$397	$566

Basic earnings per share:
Income from continuing operations	$1.26	$1.73
Income from discontinued operations	—	—
Net income	1.25	1.73

Diluted earnings per share:
Income from continuing operations	$1.25	$1.72
Income from discontinued operations	—	—
Net income	1.24	1.72

Weighted-average number of shares outstanding:
Basic	317	327
Diluted	319	330

TE CONNECTIVITY LTD.

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	December 30,	September 30,
	2022	2022

	(in millions, except share data)
Assets
Current assets:
Cash and cash equivalents	$793	$1,088
Accounts receivable, net of allowance for doubtful accounts of $45	2,910	2,865
Inventories	2,927	2,676
Prepaid expenses and other current assets	688	639
Total current assets	7,318	7,268
Property, plant, and equipment, net	3,781	3,567
Goodwill	5,511	5,258
Intangible assets, net	1,357	1,288
Deferred income taxes	2,591	2,498
Other assets	795	903
Total assets	$21,353	$20,782
Liabilities, redeemable noncontrolling interests, and shareholders' equity
Current liabilities:
Short-term debt	$820	$914
Accounts payable	1,751	1,593
Accrued and other current liabilities	1,849	2,125
Total current liabilities	4,420	4,632
Long-term debt	3,398	3,292
Long-term pension and postretirement liabilities	728	695
Deferred income taxes	228	244
Income taxes	319	304
Other liabilities	792	718
Total liabilities	9,885	9,885
Commitments and contingencies
Redeemable noncontrolling interests	104	95
Shareholders' equity:
Common shares, CHF 0.57 par value, 330,830,781 shares authorized and issued	146	146
Accumulated earnings	13,200	12,832
Treasury shares, at cost, 14,065,031 and 12,749,540 shares, respectively	(1,854)	(1,681)
Accumulated other comprehensive loss	(128)	(495)
Total shareholders' equity	11,364	10,802
Total liabilities, redeemable noncontrolling interests, and shareholders' equity	$21,353	$20,782

TE CONNECTIVITY LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Quarters Ended
	December 30,	December 24,
	2022	2021

	(in millions)
Cash flows from operating activities:
Net income	$397	$566
Loss from discontinued operations, net of income taxes	1	1
Income from continuing operations	398	567
Adjustments to reconcile income from continuing operations to net cash provided by operating activities:
Depreciation and amortization	187	198
Deferred income taxes	(35)	4
Non-cash lease cost	34	31
Provision for losses on accounts receivable and inventories	51	33
Share-based compensation expense	32	32
Other	49	(9)
Changes in assets and liabilities, net of the effects of acquisitions and divestitures:
Accounts receivable, net	(54)	148
Inventories	(324)	(264)
Prepaid expenses and other current assets	(86)	52
Accounts payable	149	15
Accrued and other current liabilities	(39)	(285)
Income taxes	25	34
Other	194	(24)
Net cash provided by operating activities	581	532
Cash flows from investing activities:
Capital expenditures	(183)	(172)
Proceeds from sale of property, plant, and equipment	1	54
Acquisition of businesses, net of cash acquired	(109)	(100)
Proceeds from divestiture of businesses, net of cash retained by businesses sold	—	16
Other	26	3
Net cash used in investing activities	(265)	(199)
Cash flows from financing activities:
Net increase (decrease) in commercial paper	(139)	479
Repayment of debt	(4)	(555)
Proceeds from exercise of share options	11	22
Repurchase of common shares	(287)	(304)
Payment of common share dividends to shareholders	(178)	(163)
Other	(24)	(31)
Net cash used in financing activities	(621)	(552)
Effect of currency translation on cash	10	(2)
Net decrease in cash, cash equivalents, and restricted cash	(295)	(221)
Cash, cash equivalents, and restricted cash at beginning of period	1,088	1,203
Cash, cash equivalents, and restricted cash at end of period	$793	$982

Supplemental cash flow information:
Interest paid on debt, net	$12	$12
Income taxes paid, net of refunds	98	71

TE CONNECTIVITY LTD.

RECONCILIATION OF FREE CASH FLOW (UNAUDITED)

	For the Quarters Ended
	December 30,	December 24,
	2022	2021

	(in millions)
Net cash provided by operating activities	$581	$532
Excluding:
Cash collected pursuant to collateral requirements related to cross-currency swap contracts	—	(41)
Capital expenditures, net	(182)	(118)
Free cash flow (1)	$399	$373

(1) Free cash flow is a non-GAAP financial measure. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

CONSOLIDATED SEGMENT DATA (UNAUDITED)

	For the Quarters Ended
	December 30,		December 24,
	2022		2021

	($ in millions)
	Net Sales		Net Sales
Transportation Solutions	$2,259		$2,158
Industrial Solutions	1,060		1,052
Communications Solutions	522		608
Total	$3,841		$3,818

	Operating	Operating	Operating	Operating
	Income	Margin	Income	Margin
Transportation Solutions	$282	12.5%	$395	18.3%
Industrial Solutions	156	14.7	120	11.4
Communications Solutions	64	12.3	157	25.8
Total	$502	13.1%	$672	17.6%

	Adjusted	Adjusted	Adjusted	Adjusted
	Operating	Operating	Operating	Operating
	Income (1)	Margin (1)	Income (1)	Margin (1)
Transportation Solutions	$358	15.8%	$392	18.2%
Industrial Solutions	175	16.5	154	14.6
Communications Solutions	89	17.0	166	27.3
Total	$622	16.2%	$712	18.6%

(1) Adjusted operating income and adjusted operating margin are non-GAAP financial measures. See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NET SALES GROWTH (DECLINE) (UNAUDITED)

	Change in Net Sales for the Quarter Ended December 30, 2022
	versus Net Sales for the Quarter Ended December 24, 2021
	Net Sales		Organic Net Sales
	Growth (Decline)		Growth (Decline) (1)		Translation (2)	Acquisitions

	($ in millions)
Transportation Solutions (3):
Automotive	$129	8.5%	$294	19.6%	$(165)	$—
Commercial transportation	(17)	(4.7)	9	2.6	(26)	—
Sensors	(11)	(4.0)	7	2.6	(18)	—
Total	101	4.7	310	14.4	(209)	—
Industrial Solutions (3):
Industrial equipment	(21)	(4.6)	15	3.4	(36)	—
Aerospace, defense, and marine	22	9.1	34	14.3	(12)	—
Energy	1	0.5	15	8.0	(14)	—
Medical	6	3.6	8	4.8	(2)	—
Total	8	0.8	72	6.8	(64)	—
Communications Solutions (3):
Data and devices	(27)	(7.6)	(22)	(6.3)	(14)	9
Appliances	(59)	(23.4)	(47)	(18.3)	(12)	—
Total	(86)	(14.1)	(69)	(11.4)	(26)	9
Total	$23	0.6%	$313	8.2%	$(299)	$9

(1) Organic net sales growth (decline) is a non-GAAP financial measure. See description of non-GAAP financial measures.
(2) Represents the change in net sales resulting from changes in foreign currency exchange rates.
(3) Industry end market information is presented consistently with our internal management reporting and may be periodically revised as management deems necessary.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other	Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	(Non-GAAP) (2)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$282	$2	$74	$358
Industrial Solutions	156	6	13	175
Communications Solutions	64	1	24	89
Total	$502	$9	$111	$622

Operating margin	13.1%			16.2%

Other expense, net	$(5)	$—	$—	$(5)

Income tax expense	$(87)	$(2)	$(29)	$(118)

Effective tax rate	17.9%			19.5%

Income from continuing operations	$398	$7	$82	$487

Diluted earnings per share from continuing operations	$1.25	$0.02	$0.26	$1.53

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended December 24, 2021

(UNAUDITED)

		Adjustments
			Restructuring
		Acquisition-	and Other
		Related	Charges		Adjusted
	U.S. GAAP	Charges (1)	(Credits), Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$395	$3	$(6)	$—	$392
Industrial Solutions	120	12	22	—	154
Communications Solutions	157	1	8	—	166
Total	$672	$16	$24	$—	$712

Operating margin	17.6%				18.6%

Other income, net	$15	$—	$—	$(11)	$4

Income tax expense	$(110)	$(3)	$(7)	$(5)	$(125)

Effective tax rate	16.2%				17.7%

Income from continuing operations	$567	$13	$17	$(16)	$581

Diluted earnings per share from continuing operations	$1.72	$0.04	$0.05	$(0.05)	$1.76

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $12 million recorded in net restructuring and other charges and $12 million recorded in cost of sales.

(3) Includes a $17 million income tax benefit related to the tax impacts of an intercompany transaction and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the indemnification terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Quarter Ended March 25, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)	Tax Items (2)	(Non-GAAP) (3)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$409	$4	$9	$—	$422
Industrial Solutions	145	6	10	—	161
Communications Solutions	151	—	2	—	153
Total	$705	$10	$21	$—	$736

Operating margin	17.6%				18.4%

Other income, net	$5	$—	$—	$—	$5

Income tax expense	$(136)	$(2)	$(5)	$8	$(135)

Effective tax rate	19.5%				18.6%

Income from continuing operations	$560	$8	$16	$8	$592

Diluted earnings per share from continuing operations	$1.71	$0.02	$0.05	$0.02	$1.81

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.

(2) Includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen on December 27, 2021 and a $19 million income tax benefit related to the tax impacts of an intercompany transaction.

(3) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES TO GAAP FINANCIAL MEASURES

For the Year Ended September 30, 2022

(UNAUDITED)

		Adjustments
		Acquisition-	Restructuring
		Related	and Other		Adjusted
	U.S. GAAP	Charges (1)	Charges, Net (1)(2)	Tax Items (3)	(Non-GAAP) (4)

	($ in millions, except per share data)
Operating income:
Transportation Solutions	$1,534	$16	$68	$—	$1,618
Industrial Solutions	607	32	66	—	705
Communications Solutions	615	5	23	—	643
Total	$2,756	$53	$157	$—	$2,966

Operating margin	16.9%				18.2%

Other income, net	$28	$—	$—	$(11)	$17

Income tax expense	$(306)	$(11)	$(34)	$(200)	$(551)

Effective tax rate	11.2%				18.8%

Income from continuing operations	$2,427	$42	$123	$(211)	$2,381

Diluted earnings per share from continuing operations	$7.47	$0.13	$0.38	$(0.65)	$7.33

(1) The tax effect of each non-GAAP adjustment is calculated based on the jurisdictions in which the expense (income) is incurred and the tax laws in effect for each such jurisdiction.
(2) Includes $141 million recorded in net restructuring and other charges and $16 million recorded in cost of sales.

(3) Includes a $124 million income tax benefit related to the tax impacts of certain intercompany transactions, a $64 million income tax benefit related primarily to a lapse of a statute of limitation, and a $51 million income tax benefit related to the release of a valuation allowance associated primarily with improved current and expected future operating profit and taxable income. Also includes $27 million of income tax expense related to the write-down of certain deferred tax assets to the lower corporate tax rate enacted in the canton of Schaffhausen and $12 million of income tax expense related to an income tax audit of an acquired entity, as well as the related impact of $11 million to other income pursuant to the terms of the purchase agreement.

(4) See description of non-GAAP financial measures.

TE CONNECTIVITY LTD.

RECONCILIATION OF FORWARD-LOOKING NON-GAAP FINANCIAL MEASURES

TO FORWARD-LOOKING GAAP FINANCIAL MEASURES

As of January 25, 2023

(UNAUDITED)

Outlook for
Quarter Ending
March 31,
2023
Diluted earnings per share from continuing operations	$1.44
Restructuring and other charges, net	0.11
Acquisition-related charges	0.02
Adjusted diluted earnings per share from continuing operations (1)	$1.57
.

Net sales growth	(2.7)%
Translation	4.2
(Acquisitions) divestitures, net	0.1
Organic net sales growth (1)	1.6%

(1) See description of non-GAAP financial measures.